Exhibit 32.1 and Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-

OXLEY ACT OF 2002

In connection with the annual report of Plandai Biotechnology, Inc. (the “Company”) on Form 10-K for fiscal year 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1) The Report, qualified by (i) the disclosures in the Explanatory Statement made in this annual report, (ii) my declaration filed as an exhibit herewith, and (iii) the registrant’s certifications published with OTC Markets on April 4, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report, qualified by to the disclosures in the Explanatory Statement and my declaration filed as an exhibit herewith, fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Tad Mailander
Tad Mailander
Principal Executive Officer, Principal Financial Officer

Date: March 15, 2023

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.